Exhibit 23.3



                             JANNEY MONTGOMERY SCOTT

                               INVESTMENT BANKING

                                Established 1832



                     CONSENT OF JANNEY MONTGOMERY SCOTT INC.


We hereby consent to the use of our opinion letter dated September 4, 1996 to the Board of Directors of Judge Imaging Systems, Inc. and to the references to our firm in the Proxy Statement/Prospectus which forms a part of the Registration Statement on Forms S-1 and S-4 relating to the proposed merger of Judge Imaging Systems, Inc. with and into The Judge Group, Inc.

In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.





/s/ Janney Montgomery Scott Inc.
    ----------------------------
    JANNEY MONTGOMERY SCOTT INC.






                                          1801 Market Street
                                          Philadelphia, PA 19103-1675
                                          Tel 215.665.6180
                                          Fax 215.665.6197


                                          Members New York Stock Exchange, Inc.
                                          Other Principal Exchanges


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